                                                     Registration No. 333-______

      As filed with the Securities and Exchange Commission on September 22, 1999
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                         ____________________________
                                    FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          the Securities Act of 1933

                         ____________________________

                           PathoGenesis Corporation
            (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                              91-1542150
      (State or Other Jurisdiction                 (I.R.S. Employer
   of Incorporation or Organization)              Identification No.)



                            201 Elliott Avenue West
                           Seattle, Washington 98119
                    (Address of Principal Executive Offices)


                            PathoGenesis Corporation
                        1999 Employee Stock Option Plan
                            (Full Title of the Plan)

            Cameron S. Avery                          Copies to:
            General Counsel                          Woon-Wah Siu
        PathoGenesis Corporation                  Bell, Boyd & Lloyd
    5215 Old Orchard Road, Suite 900          Three First National Plaza
         Skokie, Illinois 60077                 Chicago, Illinois 60602
             (847) 583-8050                         (312) 372-1121

           (Name, Address and Telephone Number of Agents for Service)

                        ________________________________

                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                              Proposed                Proposed
                                        Amount                Maximum                 Maximum                Amount of
       Title of Each Class of            to be             Offering Price             Aggregate             Registration
    Securities to be Registered      Registered(1)            Per Share            Offering Price                Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.001 per share                    483,500 shares           $13.53(2)             $6,543,786(2)             $1,819(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.001 per share                    116,500 shares           $15.56(3)             $1,813,031(3)             $  504(3)
========================================================================================================================

 (1) Includes 600,000 Preferred Stock Purchase Rights evidenced by certificates of shares of common stock that automatically trade with such common stock. Also includes an indeterminate number of additional shares, and the associated Preferred Stock Purchase Rights, that may become issuable under the antidilution and other adjustment provisions of the PathoGenesis Corporation 1999 Employee Stock Option Plan pursuant to Rule 416(a) of the Securities Act of 1933, as amended.
 (2) Based on the weighted average exercise price of currently outstanding options under the 1999 Employee Stock Option Plan.
 (3) In accordance with Rule 457(h), calculated on the basis of the average of the high and low sale prices of the Registrant's common stock as quoted in the consolidated reporting system of the Nasdaq National Market on September 20, 1999, as reported by The Wall Street Journal (Midwest Edition).
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not required to be included herewith.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be included herewith.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          We, PathoGenesis Corporation, are filing this registration statement on Form S-8 to register shares of our common stock, par value $.001 per share.

          We incorporate by reference the following documents in this registration statement:

               (a) Our annual report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-27150);

               (b) Our quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, (File No. 0-27150);

               (c) The description of our common stock set forth under the caption "Description of Capital Stock -- Common Stock" in our prospectus constituting a part of the registration statement on Form S-1 (Reg. No. 333-22297), filed on February 25, 1997; and

               (d) The description of our Preferred Stock Purchase Rights in the registration statement on Form 8-A filed on July 10, 1997, for the registration of those Rights under Section 12(g) of the Securities Exchange Act of 1934, as amended by amendment filed on April 15, 1999 (File No. 0-27150).

          Incorporation by reference means that we are making the documents listed above a part of this registration statement by referring to them and declaring that you should consider them to be part of this registration statement as if they were fully copied in this registration statement. We also incorporate by reference all documents we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before we file a post-effective amendment to indicate that all shares of common stock offer by this registration statement have been sold or to deregister all the shares then remaining unsold. For purposes of this registration statement, you should consider any statement contained in a document incorporated by reference in this registration statement to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated by reference in this registration statement modifies or replaces such statement. You should not consider any statement so modified or superseded, except as so modified or superseded, to be a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify any director or officer against expenses, judgments, fines and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, if such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in connection with any action by or in the right of the corporation if such person is adjudged to be liable to the corporation, unless the court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expense that the court shall deem proper. Said section further provides that to the extent that any such person is successful on the merits or otherwise in defense of any action such director or officer shall be indemnified against expenses actually and reasonably incurred by him or her. In addition, a Delaware corporation is authorized to purchase insurance on behalf of its directors and officers against liabilities whether or not in the circumstances the corporation would have the power to indemnify against such liabilities under said section.

          The Company's Amended and Restated Certificate of Incorporation provides for indemnification of the Company's directors, officers, employees and agents, to the fullest extent permitted by the Delaware General Corporation Law, against all expense, liability and loss reasonably incurred or suffered by each such person in connection with any action, suit, or proceeding to which such person was or is made a party or is threatened to be a party by reason of the fact that such person is a director, officer, employee or agent of the Company; provided, however, except as provided in the Amended and Restated Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such person in connection with a proceeding initiated by such person if the proceeding was authorized by the board of directors of the Company. The Company has obtained directors and officers insurance covering its directors and executive officers.

          The Company's Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care except for liability where the director
(a) breaches his or her duty of loyalty to the Company or its shareholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorized a payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

          Insofar as indemnification by the Company for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          We incorporate by reference the Exhibit Index which appears at the end of this registration statement. That Index lists the exhibits to this registration statement.

Item 9.   Undertakings.

          (a)  The Company hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)-(g)  Not applicable.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the

Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (i)-(j)  Not applicable.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skokie, State of Illinois, on September 22, 1999.

                                        PATHOGENESIS CORPORATION


                                        By       /s/ Alan R. Meyer
                                           -------------------------------
                                                     Alan R. Meyer
                                                Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alan R. Meyer        Executive Vice President, Chief      September 22, 1999
-----------------------
Alan R. Meyer            Financial Officer and Director
                         (Principal Financial and
                          Accounting Officer)

Wilbur H. Gantz          Chairman, Chief Executive     )
                         Officer, President and        )
                         Director (Principal           )
                         Executive Officer)            )
                                                       )
John Gordon              Director                      )
                                                       )
                                                       )
Elizabeth M. Greetham    Director                      )  By:  /s/ Alan R. Meyer
                                                       )     -------------------
                                                       )        Alan R. Meyer
                                                       )       Attorney-in-Fact
Michael J. Montgomery    Director                      )      September 22, 1999
                                                       )
                                                       )
Arthur W. Nienhuis       Director                      )
                                                       )
                                                       )
Talat M. Othman          Director                      )
                                                       )
                                                       )
Eugene L. Step           Director                      )
                                                       )
                                                       )
James R. Tobin           Director                      )
                                                       )
                                                       )
Fred Wilpon              Director                      )

(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of PathoGenesis Corporation.)

ORIGINAL POWER OF ATTORNEY AUTHORIZING WILBUR H. GANTZ AND ALAN R. MEYER TO EXECUTE THIS REGISTRATION STATEMENT FOR EACH OF MS. GREETHAM AND MESSRS. GANTZ, GORDON, MEYER, MONTGOMERY, NIENHUIS, OTHMAN, STEP, TOBIN AND WILPON HAS BEEN EXECUTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Exhibit Index

          The following are filed as part of this registration statement.

Exhibit Number                          Description of Document
--------------                          -----------------------

      4.1 Composite Certificate of Incorporation of PathoGenesis Corporation, as amended (incorporated reference to Exhibit 3.1(d) of quarterly report on Form 10-Q for the three months ended March 31, 1998, File No. 0-27150).

      4.1(a) Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to registration statement on Form S-1, Registration No. 333-22297).

      4.1(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1(b) to registration statement on Form S-8, Registration No. 333-45571).

      4.2 By-laws of the Company, as amended through June 3, 1999 (incorporated by reference to Exhibit 3.2 to quarterly report on Form 10-Q for the three months ended June 30, 1999, File No. 0-27150).

      4.3 Certificate of Designations (incorporated by reference to Exhibit 4.1(b) to registration statement on Form S-8, Registration No. 333-45571).

      4.4 PathoGenesis Corporation 1999 Employee Stock Option Plan (incorporated by reference to Exhibit 4.5 to quarterly report on Form 10-Q for the three months ended March 31, 1999, File No. 0-27150).

      4.4(a) Form of Stock Option Agreement for PathoGenesis Corporation 1999 Employee Stock Option Plan (incorporated by reference to Exhibit 4.9 to quarterly report on Form 10-Q for the three months ended June 30, 1999, File No. 0-27150).

      4.5 Rights Agreement, dated as of June 25, 1997, between PathoGenesis Corporation and Harris Trust and Savings Bank as Rights Agent, including the form of Right Certificate as Exhibit B (incorporated by reference to Exhibit 1 to current report on Form 8-K filed on July 10, 1997, File No. 0-27150).

      4.5(a) First Amendment, dated as of March 8, 1998, to Rights Agreement between PathoGenesis Corporation and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1(bb) to annual report on Form 10-K for 1997, File No. 0-27150).

      4.5(b) Amendment of Rights Plan, dated as of April 13, 1999, between PathoGenesis Corporation and Harris Trust and Savings Bank as Rights Agent (incorporated by reference to
                    Exhibit 4.1(bbb) to amendment to registration statement on Form 8-A/A, filed on April 15, 1999, File No. 0-27150).

       5            Opinion of Bell, Boyd & Lloyd.

       23.1         Consent of KPMG LLP.

       23.2         Consent of Bell, Boyd & Lloyd (included in Exhibit 5).

        24          Power of Attorney